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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. ("FPA") on Form S-8 of our report dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. for the year ended December 31, 1993 which was incorporated by reference in a previously filed Form 8-K of FPA dated November 8, 1996, which has also been incorporated by reference in this Form S-8.

/s/ Stevenson, Jones & Holmaas, P.C.

STEVENSON, JONES & HOLMAAS, P.C.
Tucson, Arizona

November 22, 1996